Exhibit 99.1

SoftBank Group and Symbotic Establish New Warehouse-as-a-Service Joint Venture

To Transform Supply Chain Services Through Automation and A.I.

•	New joint venture, GreenBox, to offer first of its kind automated warehouse services, unlocking significant new addressable market

•	Symbotic and GreenBox contract for the sale of approximately $7.5 billion in systems over the course of the contract

•	Joint venture aims to expand access to Symbotic systems to broad range of customers through new “as a service” offering

•	SoftBank Group and Symbotic own 65% and 35% of GreenBox, respectively

(TOKYO, Japan) and (WILMINGTON, Mass.) - July 24, 2023 — SoftBank Group Corp. (TSE: 9984, “SoftBank”) and Symbotic Inc. (Nasdaq: SYM), a leader in A.I.-powered automation technology for the supply chain, today announced the establishment of GreenBox Systems LLC (“GreenBox”), a new joint venture to address the more than $5001 billion annual warehouse-as-a-service market opportunity. Concurrently, Symbotic also announced an approximately $7.5 billion new customer contract with GreenBox, who will be the exclusive provider of Symbotic systems in the warehouse-as-a-service market, and will make supply chain services available to customers.

GreenBox will automate supply chain networks globally by operating and making accessible Symbotic’s advanced A.I. and automation technology for the warehouse. Symbotic’s A.I.-powered robotics and software technology will be the cornerstone of GreenBox, installed in single and multi-tenant facilities. The efficiency, SKU agility, scalability, and density of the Symbotic system allows GreenBox to effectively manage single and multi-tenant facilities across the supply chain and thus fundamentally reshape the economics of automated supply chain services.

Enabled by these technologies, GreenBox customers will be able to reduce inventory and costs while boosting SKU count and agility, all without associated capital expenditures and operational complexity.

“We are pleased to partner with SoftBank in this venture that accelerates our shared vision to transform the supply chain,” said Rick Cohen, Symbotic’s Chairman and CEO. “GreenBox enables Symbotic to bring the benefits of our technology to a broader customer universe, expanding our market opportunity.”

“GreenBox taps into the powerful potential of A.I. and other enabling technologies in supply chains, while also making the benefits of automation accessible to more businesses through an ‘as-a-service’ offering. In partnership with Symbotic, GreenBox will equip customers with more intelligent, streamlined, and scalable warehousing solutions while eliminating the burden of major capital expenditures,” said Vikas J. Parekh, Managing Partner at SoftBank Investment Advisers.

GreenBox will order Symbotic’s systems over a six-year period commencing in fiscal year 2024, to be implemented across its warehouse network in larger-scale deployments than Symbotic’s current installed base systems. Symbotic expects in excess of $500 million in annual recurring software, parts and services revenue from GreenBox once all systems are operational. Symbotic systems typically become fully operational within 24 months of project design approval.

GreenBox’s board of managers will comprise three managers, one nominee from each of Symbotic and SoftBank, and one independent manager. GreenBox’s management team will be independent from Symbotic and SoftBank.

[1]	annual U.S. case throughput based on third-party consultant estimates

Transaction and Implementation Details

SoftBank and Symbotic own 65% and 35% of GreenBox, respectively, with the joint venture established today. GreenBox will initially be funded with $100 million of capital contributed pro rata by Symbotic and SoftBank to fund operating expenses and initial system purchases. After Symbotic’s initial $35 million pro rata capital contribution, the contract is expected to be accretive to Symbotic’s annual free cash flow (net of capital contributions).

Symbotic has issued warrants to SoftBank representing up to 2.0% of Symbotic’s fully diluted shares outstanding, which will vest in 0.25% increments upon payment of each $937.5 million to Symbotic for installation of Symbotic systems under the GreenBox contract. The warrants have a 6-year term and strike price representing Symbotic’s 45 trading day volume weighted average price (VWAP) as of July 21, 2023, of $41.9719 per share.

Separately, SoftBank has purchased approximately 17.8 million shares from Symbotic Chairman and CEO, Rick Cohen, at Symbotic’s 45 calendar day VWAP as of May 26, 2023, of $28.05 per share. This sale is 100% secondary shares and will not result in any dilution to Symbotic shareholders.

An investor presentation with additional detail is available in the Investor Relations section of the company’s website at https://ir.symbotic.com/news-events/events-presentations.

Goldman Sachs & Co. LLC served as exclusive financial advisor and Sullivan & Cromwell LLP as legal advisor to Symbotic.

Investor Call Details

Symbotic plans to hold an investor call on Monday, July 24, 2023, at 8:00 a.m. ET to discuss this announcement. The call will be hosted by Rick Cohen, Chairman and CEO, Bill Boyd, Chief Strategy Officer, and Tom Ernst, Chief Financial Officer. The webcast can be accessed live from the following link: https://edge.media-server.com/mmc/p/mb6qxj2g.

Symbotic Technology

Symbotic’s end-to-end automation consists of a fleet of fully autonomous robots with advanced vision and sensing capabilities. These robots induct, store, retrieve and palletize products in their native packaging at industry-leading throughput rates and with 99.9999% accuracy. Symbotic’s A.I.-powered software orchestrates the work of hundreds of mobile robots to fulfill customer orders from within the high-density buffering and storage structure that flexibly handles virtually unlimited SKUs. The A.I.-enabled system builds mixed-SKU pallets with unmatched speed and efficiency, ultimately changing the way consumer goods are moved through the supply chain. The disruptive technology enhances warehouse density and capacity; increases inventory turns, reduces errors and waste; and enables faster fulfillment of customer orders. Currently, Symbotic systems service more than 2,600 stores for some of the world’s largest retailers, grocers and wholesalers, including Walmart, Albertsons and C&S Wholesale Grocers.

About Symbotic

Symbotic is an automation technology leader reimagining the supply chain with its end-to-end, A.I.-powered robotic and software platform. Symbotic reinvents the warehouse as a strategic asset for the world’s largest retail, wholesale, and food & beverage companies. Applying next-generation technology, high-density storage and machine learning to solve today’s complex distribution challenges, Symbotic enables companies to move goods with unmatched speed, agility, accuracy and efficiency. As the backbone of commerce, Symbotic transforms the flow of goods and the economics of the supply chain for its customers. For more information, visit www.symbotic.com.

About SoftBank Group

The SoftBank Group invests in breakthrough technology to improve the quality of life for people around the world. The SoftBank Group is comprised of SoftBank Group Corp. (TOKYO: 9984), an investment holding company that includes stakes in AI, smart robotics, IoT, telecommunications, internet services, and clean energy technology providers; the SoftBank Vision Funds and SoftBank Latin America Funds, which are investing more than US$160 billion to help extraordinary entrepreneurs transform industries and shape new ones. To learn more, please visit https://group.softbank/en.

Forward-Looking Statements

This communication contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, but are not limited to, our expectations or predictions of future financial or business performance or conditions. Forward-looking statements are inherently subject to risks, uncertainties and assumptions. Generally, statements that are not historical facts, including statements concerning our possible or assumed future actions, business strategies, events, backlog, or results of operations, are forward-looking statements. These statements may be preceded by, followed by or include the words “believes,” “estimates,” “expects,” “projects,” “forecasts,” “may,” “will,” “should,” “seeks,” “plans,” “scheduled,” “anticipates,” or “intends” or similar expressions. Such forward-looking statements involve risks and uncertainties that may cause actual events, results or performance to differ materially from those indicated by such statements. Certain of these risks are identified and discussed in Symbotic’s filings with the U.S. Securities and Exchange Commission (the “SEC”), including the sections titled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained therein. These risk factors will be important to consider in determining future results and should be reviewed in their entirety. These forward-looking statements are expressed in good faith, and Symbotic and SoftBank believe there is a reasonable basis for them. However, there can be no assurance that the events, results or trends identified in these forward-looking statements will occur or be achieved. Forward-looking statements speak only as of the date they are made, and neither Symbotic nor SoftBank is under any obligation, and expressly disclaim any obligation, to update, alter or otherwise revise any forward- looking statement, whether as a result of new information, future events or otherwise, except as required by law. Readers should carefully review the statements set forth in the reports, which Symbotic has filed or will file from time to time with the SEC.

In addition to factors previously disclosed in Symbotic’s filings with the SEC and those identified elsewhere in this communication, the following factors, among others, could cause actual results to differ materially from forward-looking statements or historical performance: failure to realize the benefits expected from the transactions described herein (the “Transactions”); business disruption following the Transactions; the occurrence of any event, change or other circumstance that could give rise to the termination of the agreements entered into in connection with the Transactions; the effect of the announcement of the Transactions on Symbotic’s or SoftBank’s business relationships, performance, and business generally; the amount of the costs, fees, expenses and other charges related to the Transactions; and other consequences associated with joint ventures and legislative and regulatory actions and reforms.

Any financial projections in this communication are forward-looking statements that are based on assumptions that are inherently subject to significant uncertainties and contingencies, many of which are beyond Symbotic and SoftBank’s control. While all projections are necessarily speculative, Symbotic and SoftBank believe that the preparation of prospective financial information involves increasingly higher levels of uncertainty the further out the projection extends from the date of preparation. The assumptions and estimates underlying the projected results are inherently uncertain and are subject to a wide variety of significant business, economic and competitive risks and uncertainties that could cause actual results to differ materially from those contained in the projections. The inclusion of projections in this communication should not be regarded as an indication that Symbotic or SoftBank, or their representatives, considered or consider the projections to be a reliable prediction of future events.

Annualized, pro forma, projected and estimated numbers are used for illustrative purposes only, are not forecasts and may not reflect actual results.

This communication is not intended to be all-inclusive or to contain all the information that a person may desire in considering an investment in Symbotic or SoftBank and is not intended to form the basis of an investment decision in Symbotic or SoftBank. All subsequent written and oral forward-looking statements concerning Symbotic or SoftBank, the proposed Transactions or other matters and attributable to Symbotic or SoftBank or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements above.

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Contacts

For Symbotic

Investors

Jeff Evanson

Vice President, Investor Relations & Corporate Development

ir@symbotic.com

Media

Pat Tucker, Millie Dent, Julia DePaul, Hamm Hooper

mediainquiry@symbotic.com

Commercial inquiries

contact@gbinquiries.com

For SoftBank Group

Media

Kristin Schwarz

Kristin.Schwarz@SoftBank.com

FGS Global

SoftBank@FGSGlobal.com